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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549



                                  Form 8-K
                               Current Report




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  February 12, 1997




                        Capita Preferred Funding L.P.



A Delaware                 Commission File             I.R.S. Employer
Limited Partnership         No. 333-11243               No. 22-3467161





              44 Whippany Road, Morristown, New Jersey 07962-1983

                        Telephone Number (201) 397-3000





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                                                      Form 8-K February 12, 1997

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On February 12, 1997, the Audit Committee of the Board of Directors (with the concurrence of the Board of Directors) of AT&T Capital Corporation (the "Parent"), which is the general partner of Capita Preferred Funding L.P. (the "Partnership"), dismissed Coopers & Lybrand L.L.P. as the Parent's and Partnership's independent public accountants and appointed Arthur Andersen LLP to serve as the Parent's and Partnership's independent public accountants for the year 1997. Coopers & Lybrand L.L.P. will continue to serve as the Parent's and Partnership's independent public accountants for 1996.

        Coopers & Lybrand L.L.P.'s report on the Partnership's opening balance sheet dated October 14, 1996 contained in the Partnership's Registration Statement under the Securities Act of 1933 (Reg. No. 333-11243) did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from October 14, 1996 through February 12, 1997, there were no disagreements between the Partnership and Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter of such disagreements.




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                                                      Form 8-K February 12, 1997


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

16                    Letter on change in certifying accountants-
                      To the Securities and Exchange Commission from Coopers &
                      Lybrand L.L.P., dated February 12, 1997.




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                                                      Form 8-K February 12, 1997




                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 CAPITA PREFERRED FUNDING L.P.
                                 by AT&T CAPITAL CORPORATION, as general partner







                                 Edward M. Dwyer
                                 ---------------
                                 By: Edward M. Dwyer
                                 Senior Vice President and
                                 Chief Financial Officer
                                 of AT&T Capital Corporation


February 12, 1997






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                                                      Form 8-K February 12, 1997




                                  EXHIBIT INDEX


Exhibit No.

16                           Letter on change in certifying accountants-
                             To the Securities and Exchange Commission
                             from Coopers & Lybrand L.L.P., dated February 12, 1997.






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